Exhibit 10.3

AMENDMENT 2012-01

SUNOCO, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN III

(Amendment Effective as of March 1, 2012)

Sunoco, Inc. (the “Company”) maintains the Long-Term Performance Enhancement Plan III, effective as of March 2, 2011 (the “Plan”). The Compensation Committee of the Board of Directors, as the “Committee” designated by the Board of Directors to administer the Plan, desires to amend the Plan in accordance with Section 5.9(b) of the Plan to change the acceleration of vesting of Stock Option and Share Unit awards granted under the Plan on or after March 1, 2012, and, at its meeting held on January 4, 2012, authorized, and delegated authority under the Plan to, the executive officers of the Company to complete this amendment to the Plan (this “Amendment”). Capitalized terms used in this Amendment and not otherwise defined have the meanings ascribed to such terms in the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 1.13 of the Plan is hereby deleted in its entirety and replaced in full with the following:

“1.13 Employment Termination Date – shall mean the date on which the employment relationship between the Participant and the Company is terminated; provided that, solely with respect to Awards subject to, or to the extent necessary to avoid the application of, Section 409A of the Code, Employment Termination Date shall mean the date on which a Participant separates from service as defined in Section 409A of the Code.”

2. Section 1.34 of the Plan is hereby deleted in its entirety and replaced in full with the following:

“1.34 Qualifying Termination:

(a) For Awards granted prior to March 1, 2012, with respect to the employment of any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(1) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or permanent disability;

(2) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

(A) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(B) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(C) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (2), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

(3) before a Change in Control, a termination of employment by the Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (2) above, if the affected Participant can demonstrate that such termination or circumstance in (2) above leading to the termination:

(A) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

(B) otherwise occurred in connection with a Change in Control;

provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

(b) For Awards granted on or after March 1, 2012, the following:

(i) a termination of employment by the Company within twenty-four (24) months after a Change in Control, other than for Just Cause, death or permanent disability; or

(ii) a termination of employment by the Participant within twenty-four (24) months after a Change in Control for one or more of the following reasons:

(A) the assignment to such Participant of any duties inconsistent in a way materially adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a material reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(B) a material reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(C) the Company requires the Participant to be based at a work location more than thirty-five (35) miles from the Participant’s work location immediately prior to the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (ii), the Participant must provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within thirty (30) days following the initial existence of such condition or conditions, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the applicable condition(s) under clauses (A) through (C) during the Cure Period, the Participant must terminate employment, if at all, within 120 days following the Cure Period in order for such termination to constitute a Qualifying Termination.

3. Section 3.11 of the Plan is hereby deleted in its entirety and replaced in full with the following:

“3.11 Acceleration of Options.

(a) Options Granted Prior To March 1, 2012. Notwithstanding any provisions to the contrary in this Plan or in the agreements evidencing Options granted under this Plan, each outstanding Option granted prior to March 1, 2012 shall become immediately and fully exercisable upon the occurrence of any Change in Control.

(b) Options Granted On or After March 1, 2012. The Committee may provide in the applicable Stock Option Agreement for provisions relating to a Change in Control, including, without limitation, the potential acceleration of the exercisability of outstanding Stock Options.”

4. Section 4.6 of the Plan is hereby amended by adding the following language after the heading and prior to clause (a): “Section 4.6(a)-(f) shall apply with respect to Share Units granted prior to March 1, 2012. For Share Units granted on or after March 1, 2012, terms relating to the payment of Share Units and Dividend Equivalent Accounts will be set forth in the applicable Share Unit Agreement.”

5. Section 4.7 of the Plan is hereby amended by adding the following language after the heading and prior to clause (a): “Section 4.7(a)-(b) shall apply with respect to Share Units granted prior to March 1, 2012. For Share Units granted on or after March 1, 2012, terms relating to death, disability and retirement will be set forth in the applicable Share Unit Agreement.”

6. Section 4.8 of the Plan is hereby deleted in its entirety and replaced in full with the following:

“4.8 Termination of Employment. Except as provided in Sections 4.7 and 4.9 or in any individual Share Unit Agreement, or as determined by the Committee, 100% of all Share Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant’s Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.”

7. Section 4.9 of the Plan is hereby amended by adding the following language after the heading and prior to clause (a): “Section 4.9(a)-(d) shall apply with respect to Share Units granted prior to March 1, 2012. With respect to Share Units granted on or after March 1, 2012, the Committee may provide in the applicable Share Unit Agreement for provisions relating to Change in Control, including, without limitation, provisions that provide for the lapse of restrictions or deemed satisfaction of performance goals with respect to, any outstanding Share Units.”

8. Except as amended above, the Plan continues in full force and effect. The authorized officers of the Company are hereby authorized to amend and restate the Plan, effective as of the Effective Date, to incorporate this Amendment 2012-01 into the Plan.

9. This Amendment 2012-01, shall be effective as of March 1, 2012 (the “Effective Date”).

To record the adoption of this Amendment 2012-01 to the Plan, the Committee has directed a duly authorized officer to execute this document.

SUNOCO, INC.

By:
Name:
Title:

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